Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report, dated July 16, 2021, on our audits of the consolidated financial statements of Local Bounti Corporation for the years ended December 31, 2020 and 2019, in this Registration Statement on Form S-4 of Leo Holdings III Corp.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

San Francisco, California

July 16, 2021